Exhibit 99.1

Tenneco Reports First Quarter 2015 Results

  Revenue of $2.023 billion
  Record high first quarter EBIT
  Continued year-over-year margin improvement
  Cash from operations improved $90 million versus prior year

LAKE FOREST, Ill.--(BUSINESS WIRE)--April 27, 2015--Tenneco Inc. (NYSE: TEN) reported first quarter net income of $49 million, or 80-cents per diluted share, compared with $46 million, or 75-cents per diluted share, in first quarter 2014. Excluding expenses for restructuring and tax adjustments, net income was $54 million, or 88-cents per diluted share, versus $56 million, or 91-cents per diluted share a year ago.

Revenue

Tenneco reported quarterly revenue of $2.023 billion. Excluding a negative currency impact of $160 million, revenue in the quarter was up 4% to $2.183 billion, driven by growth in both the Clean Air and Ride Performance businesses, with OE light vehicle revenue improving 5%, commercial truck and off-highway revenue up 1%, and aftermarket revenue increasing 4% versus last year.

EBIT

First quarter EBIT (earnings before interest, taxes and noncontrolling interests) rose 6% to $120 million, versus $113 million last year. Adjusted EBIT for the first quarter rose to $125 million. The year-over-year EBIT comparison includes $8 million in unfavorable currency.

“Tenneco delivered a four percent revenue increase excluding currency with growth across our business driven by higher light vehicle volumes including new program launches, incremental commercial truck and off-highway content and higher North America aftermarket sales,” said Gregg Sherrill, chairman and CEO, Tenneco. “Our focus on cost leadership and operational excellence continued to drive higher earnings including record high first quarter EBIT, continued margin expansion and strong cash performance.”

Adjusted first quarter 2015 and 2014 results:

(millions except per share amounts)	Q1 2015				Q1 2014
			Net income				Net income
			attributable to				attributable to
	EBITDA*	EBIT	Tenneco Inc.	Per Share	EBITDA*	EBIT	Tenneco Inc.	Per Share
Earnings Measures	$170	$120	$49	$0.80	$164	$113	$46	$0.75

Adjustments (reflects non-GAAP measures):

Restructuring and related expenses	5	5	4	0.07	10	10	10	0.16

Net tax adjustments**	-	-	1	0.01	-	-	-	-

Non-GAAP earnings measures	$175	$125	$54	$0.88	$174	$123	$56	$0.91

* EBITDA including noncontrolling interests (EBIT before depreciation and amortization)
**Net tax adjustments of $1 million, or 1-cent per diluted share for adjustments to prior year estimates.
In addition to the items set forth above, the tables at the end of this press release reconcile GAAP to non-GAAP results.

EBIT Margin

Tenneco continued a trend of margin expansion in the quarter with year-over-year improvement in each product division for total adjusted EBIT as a percent of value-add revenue of 8.0%. Clean Air adjusted EBIT as a percent of value-add revenue increased to 9.9% from 9.7% a year ago, and Ride Performance rose to 9.1% from 8.5% last year. Margin improvement was driven by higher light vehicle volumes including new platforms, stronger North America aftermarket sales, the benefit of product cost leadership initiatives and continued strong operational performance.

	Q1 2015	Q1 2014
EBIT as a percent of revenue	5.9%	5.4%
EBIT as a percent of value-add revenue	7.7%	7.0%

Adjusted EBIT as a percent of revenue	6.2%	5.9%
Adjusted EBIT as a percent of value-add revenue	8.0%	7.6%

Cash

Cash used by operations in the quarter was $50 million, an improvement of $90 million compared with a cash use of $140 million a year ago. Working capital improvements, lower interest payments and lower tax payments contributed to the improved cash performance versus last year.

In the quarter, capital expenditures to support structural growth were $70 million versus $71 million last year.

Outlook

Tenneco expects growth will continue to be driven by well-established structural growth drivers which include:

  Increasing global light vehicle industry production;
  Emissions regulations which require new content to meet more stringent requirements;
  Increased demand for MONROE® Intelligent Suspension technologies;
  The growing global car parc, which the company serves with industry-leading aftermarket brands.

In the second quarter, global light vehicle industry production is expected to increase 3% in the regions where Tenneco operates. The company is well-positioned to leverage higher light vehicle volumes with its strong platform position with leading global OEMs. Tenneco also expects continued regulatory-driven, incremental content growth on commercial truck and off-highway programs to meet global emissions requirements, and a solid contribution from its global aftermarket business.

Excluding currency, Tenneco anticipates total revenue growth of about 5% in the second quarter. Based on current exchange rates, the company anticipates a currency headwind in the second quarter of approximately 9%.

The company also reaffirms its full-year revenue guidance for total revenue growth of 5% to 8%, excluding currency.

“Tenneco's growth opportunities are outstanding, supported by strong structural drivers and exceptional balance in terms of geography, end-markets, customers and products,” said Sherrill. “We remain focused on our organic growth opportunities and cost leadership initiatives to drive earnings and improve profitability.”

Attachment 1
Statements of Income – 3 Months
Balance Sheets
Statements of Cash Flows – 3 Months
Attachment 2
Reconciliation of GAAP Net Income to EBITDA including noncontrolling interests – 3 Months
Reconciliation of GAAP to Non-GAAP Earnings Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – 3 Months
Reconciliation of Non-GAAP Measures – Debt Net of Cash/Adjusted LTM EBITDA including noncontrolling interests
Reconciliation of GAAP Revenue to Non-GAAP Revenue Measures – Original Equipment and Aftermarket Revenue – 3 Months
Reconciliation of GAAP Revenue and Earnings to Non-GAAP Revenue and Earnings Measures – 3 Months

CONFERENCE CALL

The company will host a conference call on Monday, April 27, 2015 at 10:00 a.m. ET. The dial-in number is 888-324-9357 (domestic) or 773-756-0169 (international). The passcode is TENNECO. The call and accompanying slides will be available on the financial section of the Tenneco web site at www.tenneco.com. A recording of the call will be available one hour following completion of the call on April 27, 2015 through May 27, 2015. To access this recording, dial 888-568-0807 (domestic) or 402-998-0235 (international). The purpose of the call is to discuss the company’s operations for the quarter, as well as other matters that may impact the company’s outlook. A copy of the press release is available on the financial and news sections of the Tenneco web site.

ANNUAL MEETING

The Tenneco Board of Directors has scheduled the corporation’s annual meeting of shareholders for Wednesday, May 13, 2015 at 10:00 a.m. CT. The meeting will be held at the corporate headquarters, 500 North Field Drive, Lake Forest, Illinois.

Tenneco is an $8.4 billion global manufacturing company with headquarters in Lake Forest, Illinois and approximately 29,000 employees worldwide. Tenneco is one of the world’s largest designers, manufacturers and marketers of clean air and ride performance products and systems for automotive and commercial vehicle original equipment markets and the aftermarket. Tenneco’s principal brand names are Monroe®, Walker®, XNOx™ and Clevite®Elastomer.

Revenue estimates in this release are based on OE manufacturers’ programs that have been formally awarded to the company; programs where Tenneco is highly confident that it will be awarded business based on informal customer indications consistent with past practices; Tenneco’s status as supplier for the existing program and its relationship with the customer; and the actual original equipment revenues achieved by the company for each of the last several years compared to the amount of those revenues that the company estimated it would generate at the beginning of each year. These revenue estimates are also based on anticipated vehicle production levels and pricing, including precious metals pricing and the impact of material cost changes. For certain additional assumptions upon which these estimates are based, see the slides accompanying the April 27, 2015 webcast, which will be available on the financial section of the Tenneco website at www.tenneco.com.

This press release contains forward-looking statements. Words such as “may,” “expects,” “anticipate,” ”projects,” “will,” “outlook” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the company (including its subsidiaries). Because these forward-looking statements involve risks and uncertainties, the company's plans, actions and actual results could differ materially. Among the factors that could cause these plans, actions and results to differ materially from current expectations are:

(i) general economic, business and market conditions;

(ii) the company’s ability to source and procure needed materials, components and other products and services in accordance with customer demand and at competitive prices;

(iii) the cost and outcome of existing and any future claims, legal proceedings, or investigations, including, but not limited to, any of the foregoing arising in connection with the ongoing global antitrust investigation, product performance, product safety or intellectual property rights;

(iv) changes in capital availability or costs, including increases in the company's costs of borrowing (i.e., interest rate increases), the amount of the company's debt, the ability of the company to access capital markets at favorable rates, and the credit ratings of the company’s debt;

(v) changes in consumer demand, prices and the company’s ability to have our products included on top selling vehicles, including any shifts in consumer preferences to lower margin vehicles, for which we may or may not have supply arrangements;

(vi) changes in automotive and commercial vehicle manufacturers' production rates and their actual and forecasted requirements for the company's products such as the significant production cuts during recent years by automotive manufacturers in response to difficult economic conditions;

(vii) the overall highly competitive nature of the automobile and commercial vehicle parts industries, and any resultant inability to realize the sales represented by the company’s awarded book of business which is based on anticipated pricing and volumes over the life of the applicable program;

(viii) the loss of any of our large original equipment manufacturer (“OEM”) customers (on whom we depend for a substantial portion of our revenues), or the loss of market shares by these customers if we are unable to achieve increased sales to other OEMs or any change in customer demand due to delays in the adoption or enforcement of worldwide emissions regulations;

(ix) the company's continued success in cost reduction and cash management programs and its ability to execute restructuring and other cost reduction plans, including our current European cost reduction initiatives, and to realize anticipated benefits from these plans;

(x) economic, exchange rate and political conditions in the countries where we operate or sell our products;

(xi) workforce factors such as strikes or labor interruptions;

(xii) increases in the costs of raw materials, including the company’s ability to successfully reduce the impact of any such cost increases through materials substitutions, cost reduction initiatives, customer recovery and other methods;

(xiii) the negative impact of fuel price volatility on transportation and logistics costs, raw material costs, discretionary purchases of vehicles or aftermarket products, and demand for off-highway equipment;

(xiv) the cyclical nature of the global vehicular industry, including the performance of the global aftermarket sector and longer product lives of automobile parts;

(xv) product warranty costs;

(xvi) the failure or breach of our information technology systems and the consequences that such failure or breach may have to our business;

(xvii) the company's ability to develop and profitably commercialize new products and technologies, and the acceptance of such new products and technologies by the company's customers and the market;

(xviii) changes by the Financial Accounting Standards Board or other accounting regulatory bodies to authoritative generally accepted accounting principles or policies;

(xix) changes in accounting estimates and assumptions, including changes based on additional information;

(xx) the impact of the extensive, increasing and changing laws and regulations to which we are subject, including environmental laws and regulations, which may result in our incurrence of environmental liabilities in excess of the amount reserved;

(xxi) natural disasters, acts of war and/or terrorism and the impact of these occurrences or acts on economic, financial, industrial and social condition, including, without limitation, with respect to supply chains and customer demand in the countries where the company operates; and

(xxii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the company and its subsidiaries.

The company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. Additional information regarding these risk factors and uncertainties is detailed from time to time in the company's SEC filings, including but not limited to its annual report on Form 10-K for the year ended December 31, 2014.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
STATEMENTS OF INCOME
Unaudited
THREE MONTHS ENDED MARCH 31,
(Millions except per share amounts)

	2015		2014
Net sales and operating revenues
Clean Air Division - Value-add revenues	$941		$960
Clean Air Division - Substrate sales	464		484
Ride Performance Division - Value-add revenues	618		650
	$2,023		$2,094

Costs and expenses
Cost of sales (exclusive of depreciation and amortization shown below)	1,686	(a)	1,754	(c)
Engineering, research and development	41		42
Selling, general and administrative	125	(a)	132
Depreciation and amortization of other intangibles	50		51
Total costs and expenses	1,902		1,979

Loss on sale of receivables	(1)		(1)
Other income (expense)	-		(1)
Total other income (expense)	(1)		(2)

Earnings before interest expense, income taxes,
and noncontrolling interests
Clean Air Division	91	(a)	85	(c)
Ride Performance Division	53	(a)	53	(c)
Other	(24)		(25)
	120		113

Interest expense (net of interest capitalized)	16		19
Earnings before income taxes and noncontrolling interests	104		94

Income tax expense	41	(b)	40
Net income	63		54

Less: Net income attributable to noncontrolling interests	14		8
Net income attributable to Tenneco Inc.	$49		$46

Weighted average common shares outstanding:
Basic	61.0		60.5
Diluted	61.6		61.5

Earnings per share of common stock:
Basic	$0.81		$0.76
Diluted	$0.80		$0.75

(a) Includes restructuring and related charges of $5 million pre-tax, $4 million after tax or $0.07 per diluted share. Of the adjustment, $4 million is recorded in cost of sales and $1 million is recorded in selling, general and administrative expenses. $2 million is recorded in the Clean Air Division and $3 million is recorded in the Ride Performance Division.

(b) Includes net adjustments of $1 million or $0.01 per diluted share for tax adjustments to prior year estimates.

(c) Includes restructuring and related charges of $10 million pre-tax, $10 million after tax or $0.16 per diluted share, recorded in cost of sales. $8 million is recorded in the Clean Air Division and $2 million is recorded in the Ride Performance Division.

ATTACHMENT 1
TENNECO INC. AND CONSOLIDATED SUBSIDIARIES
BALANCE SHEETS
(Unaudited)
(Millions)

		March 31, 2015		December 31, 2014

Assets

	Cash and cash equivalents	$288		$282

	Restricted cash	-		3

	Receivables, net	1,252	(a)	1,088	(a)

	Inventories	717		688

	Other current assets	357		365

	Investments and other assets	340	(c)	339	(c)

	Plant, property, and equipment, net	1,185		1,218

	Total assets	$4,139		$3,983

Liabilities and Shareholders' Equity

	Short-term debt	$132		$60

	Accounts payable	1,391		1,372

	Accrued taxes	51		40

	Accrued interest	16		3

	Other current liabilities	309		324

	Long-term debt	1,128	(b) (c)	1,042	(b) (c)

	Deferred income taxes	18		18

	Deferred credits and other liabilities	528		551

	Redeemable noncontrolling interests	43		35

	Tenneco Inc. shareholders' equity	475		497

	Noncontrolling interests	48		41

	Total liabilities, redeemable noncontrolling interests
	and shareholders' equity	$4,139		$3,983

		March 31, 2015		December 31, 2014
(a)	Accounts Receivables net of:
	Europe - Accounts receivables securitization programs	$180		$153

		March 31, 2015		December 31, 2014
(b)	Long term debt composed of:
	Borrowings against revolving credit facilities	$88		$-
	Term loan A (Due 2019)	296		300
	6.875% senior notes (Due 2020)	500		500
	5.375% senior notes (Due 2024)	225		225
	Other long term debt	19		17

		$1,128		$1,042

(c) In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $25 million and $27 million at March 31, 2015 and December 31, 2014, respectively.

ATTACHMENT 1
Tenneco Inc. and Consolidated Subsidiaries
Statements of Cash Flows
(Unaudited)
(Millions)

	Three Months Ended
	March 31,
	2015	2014

Operating activities:
Net income	$63	$54
Adjustments to reconcile net income
to net cash used by operating activities -
Depreciation and amortization of other intangibles	50	51
Stock-based compensation	6	5
Deferred income taxes	(6)	2
Loss on sale of assets	-	1
Changes in components of working capital-
(Inc.)/dec. in receivables	(194)	(234)
(Inc.)/dec. in inventories	(59)	(81)
(Inc.)/dec. in prepayments and other current assets	(7)	(38)
Inc./(dec.) in payables	77	87
Inc./(dec.) in accrued taxes	12	5
Inc./(dec.) in accrued interest	13	4
Inc./(dec.) in other current liabilities	(2)	13
Changes in long-term assets	2	1
Changes in long-term liabilities	(3)	(13)
Other	(2)	3
Net cash used by operating activities	(50)	(140)

Investing activities:
Proceeds from sale of assets	1	-
Cash payments for plant, property & equipment	(77)	(83)
Cash payments for software-related intangible assets	(5)	(7)
Change in restricted cash	3	(1)
Net cash used by investing activities	(78)	(91)

Financing activities:
Issuance (Repurchase) of common shares	-	(2)
Purchase of common stock under the share repurchase program	(11)	-
Tax benefit from stock-based compensation	3	12
Retirement of long-term debt	(4)	(3)
Net inc./(dec.) in bank overdrafts	(8)	4
Net inc./(dec.) in revolver borrowings and short-term debt excluding current maturities on
long-term debt and short-term borrowings secured by accounts receivable	111	197
Net inc./(dec.) in short-term debt secured by accounts receivable	50	20
Capital contribution from noncontrolling interest partner	-	1
Net cash provided by financing activities	141	229

Effect of foreign exchange rate changes on cash and
cash equivalents	(7)	(6)

Increase (Decrease) in cash and cash equivalents	6	(8)
Cash and cash equivalents, January 1	282	275
Cash and cash equivalents, March 31	$288	$267

Supplemental Cash Flow Information
Cash paid during the period for interest (net of interest capitalized)	$4	$14
Cash paid during the period for income taxes (net of refunds)	-	21

Non-cash Investing and Financing Activities
Period ended balance of payables for plant, property, and equipment	$34	$40

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) NET INCOME TO EBITDA INCLUDING NONCONTROLLING INTERESTS (2)
Unaudited
(Millions)

	Q1 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$49

Net income attributable to noncontrolling interests										14

Net income										63

Income tax expense										41

Interest expense (net of interest capitalized)										16

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$54	$10	$27	$91	$35	$8	$10	$53	$(24)	120

Depreciation and amortization of other intangibles	17	10	6	33	8	8	1	17	-	50

Total EBITDA including noncontrolling interests (2)	$71	$20	$33	$124	$43	$16	$11	$70	$(24)	$170

	Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net income attributable to Tenneco Inc.										$46

Net income attributable to noncontrolling interests										8

Net income										54

Income tax expense										40

Interest expense (net of interest capitalized)										19

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	$56	$9	$20	$85	$30	$16	$7	$53	$(25)	113

Depreciation and amortization of other intangibles	16	12	5	33	8	9	1	18	-	51

Total EBITDA including noncontrolling interests (2)	$72	$21	$25	$118	$38	$25	$8	$71	$(25)	$164

(1) Generally Accepted Accounting Principles

(2) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP(1) TO NON-GAAP EARNINGS MEASURES(2)
Unaudited
(Millions except per share amounts)

			Q1 2015				Q1 2014
					Net income				Net income
					attributable to				attributable to	Per
			EBITDA (3)	EBIT	Tenneco Inc.	Per Share	EBITDA (3)	EBIT	Tenneco Inc.	Share
Earnings Measures			$ 170	$ 120	$ 49	$ 0.80	$ 164	$ 113	$ 46	$ 0.75

Adjustments (reflect non-GAAP measures):
Restructuring and related expenses			5	5	4	0.07	10	10	10	0.16
Net tax adjustments			-	-	1	0.01	-	-	-	-

Non-GAAP earnings measures			$ 175	$ 125	$ 54	$ 0.88	$ 174	$ 123	$ 56	$ 0.91

Q1 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$ 54	$ 10	$ 27	$ 91	$ 35	$ 8	$ 10	$ 53	$ (24)	$ 120
Restructuring and related expenses	-	1	1	2	-	3	-	3	-	5
Adjusted EBIT	$ 54	$ 11	$ 28	$ 93	$ 35	$ 11	$ 10	$ 56	$ (24)	$ 125

Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
EBIT	$ 56	$ 9	$ 20	$ 85	$ 30	$ 16	$ 7	$ 53	$ (25)	$ 113
Restructuring and related expenses	-	8	-	8	-	2	-	2	-	10
Adjusted EBIT	$ 56	$ 17	$ 20	$ 93	$ 30	$ 18	$ 7	$ 55	$ (25)	$ 123

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of GAAP to non-GAAP earnings measures primarily to reflect the results in a manner that allows a better understanding of the results of operational activities separate from the financial impact of decisions made for the long-term benefit of the company and other items impacting comparability between the periods. Adjustments similar to the ones reflected above have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. Using only the non-GAAP earnings measures to analyze earnings would have material limitations because its calculation is based on the subjective determinations of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both GAAP and non-GAAP earnings measures reflected above to understand and analyze the results of the business. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)

	Q1 2015
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$684	$240	$444	$(1)	$445
Europe, South America & India	457	164	293	(64)	357
Asia Pacific	264	60	204	(5)	209
Total Clean Air Division	1,405	464	941	(70)	1,011

Ride Performance Division
North America	331	-	331	(5)	336
Europe, South America & India	230	-	230	(46)	276
Asia Pacific	57	-	57	(3)	60
Total Ride Performance Division	618	-	618	(54)	672

Total Tenneco Inc.	$2,023	$464	$1,559	$(124)	$1,683

	Q1 2014
				Currency	Value-add
				Impact on	Revenues
		Substrate	Value-add	Value-add	excluding
	Revenues	Sales	Revenues	Revenues	Currency
Clean Air Division
North America	$698	$264	$434	$-	$434
Europe, South America & India	506	172	334	-	334
Asia Pacific	240	48	192	-	192
Total Clean Air Division	1,444	484	960	-	960

Ride Performance Division
North America	335	-	335	-	335
Europe, South America & India	263	-	263	-	263
Asia Pacific	52	-	52	-	52
Total Ride Performance Division	650	-	650	-	650

Total Tenneco Inc.	$2,094	$484	$1,610	$-	$1,610

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect value-add revenues separately from the effects of doing business in currencies other than the U.S. dollar. Additionally, substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Tenneco uses this information to analyze the trend in revenues before these factors. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP REVENUE TO NON-GAAP REVENUE MEASURES
Unaudited
(Millions except percents)

	Q1 2015 vs. Q1 2014 $ Change and % Change Increase (Decrease)
			Value-add
			Revenues
			Excluding
	Revenues	% Change	Currency	% Change
Clean Air Division
North America	$(14)	(2%)	$11	3%
Europe, South America & India	(49)	(10%)	23	7%
Asia Pacific	24	10%	17	9%
Total Clean Air Division	(39)	(3%)	51	5%

Ride Performance Division
North America	(4)	(1%)	1	0%
Europe, South America & India	(33)	(13%)	13	5%
Asia Pacific	5	10%	8	15%
Total Ride Performance Division	(32)	(5%)	22	3%

Total Tenneco Inc.	$(71)	(3%)	$73	5%

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF NON-GAAP MEASURES
Debt net of cash / Adjusted LTM EBITDA including noncontrolling interests
Unaudited
(Millions except ratios)

		Quarter Ended March 31,

		2015		2014

Total debt (1)		$1,260		$1,293

Total cash		288		273

Debt net of cash balances (2)		$972		$1,020

Adjusted LTM EBITDA including noncontrolling interests (3) (4)		$785		$734

Ratio of debt net of cash balances to adjusted LTM EBITDA including noncontrolling interests (5)		1.2x		1.4x

	Q2 14	Q3 14	Q4 14	Q1 15	Q1 15 LTM

Net income attributable to Tenneco Inc.	$81	$78	$21	$49	$229

Net income attributable to noncontrolling interests	10	11	15	14	50

Income tax expense	46	31	14	41	132

Interest expense (net of interest capitalized)	19	20	33	16	88

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	156	140	83	120	499

Depreciation and amortization of other intangibles	52	52	53	50	207

Total EBITDA including noncontrolling interests (3)	208	192	136	170	706

Restructuring and related expenses	10	8	20	5	43

Bad debt charge (6)	-	4	-	-	4

Pension/Postretirement charges (7)	-	-	32	-	32

Total Adjusted EBITDA including noncontrolling interest (4)	$218	$204	$188	$175	$785

	Q2 13	Q3 13	Q4 13	Q1 14	Q1 14 LTM

Net income attributable to Tenneco Inc.	$63	$12	$54	$46	$175

Net income attributable to noncontrolling interests	11	10	11	8	40

Income tax expense	47	30	33	40	150

Interest expense (net of interest capitalized)	20	20	20	19	79

EBIT, Earnings before interest expense, income taxes and noncontrolling interests (GAAP measure)	141	72	118	113	444

Depreciation and amortization of other intangibles	50	51	54	51	206

Total EBITDA including noncontrolling interests (3)	191	123	172	164	650

Restructuring and related expenses	7	58	9	10	84

Total Adjusted EBITDA including noncontrolling interest (4)	$198	$181	$181	$174	$734

(1) In April 2015, the FASB issued Accounting Standard Update 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. Tenneco adopted this standard for the first quarter of 2015 and applied retrospectively. The balance for unamortized debt issuance costs was $25 million and $22 million at March 31, 2015 and March 31, 2014, respectively.

(2) Tenneco presents debt net of cash balances because management believes it is a useful measure of Tenneco's credit position and progress toward reducing leverage. The calculation is limited in that the company may not always be able to use cash to repay debt on a dollar-for- dollar basis.

(3) EBITDA including noncontrolling interests represents income before interest expense, income taxes, noncontrolling interests and depreciation and amortization. EBITDA including noncontrolling interests is not a calculation based upon generally accepted accounting principles. The amounts included in the EBITDA including noncontrolling interests calculation, however, are derived from amounts included in the historical statements of income data. In addition, EBITDA including noncontrolling interests should not be considered as an alternative to net income (loss) attributable to Tenneco Inc. or operating income as an indicator of the company's operating performance, or as an alternative to operating cash flows as a measure of liquidity. Tenneco has presented EBITDA including noncontrolling interests because it regularly reviews EBITDA including noncontrolling interests as a measure of the company's performance. In addition, Tenneco believes its investors utilize and analyze the company's EBITDA including noncontrolling interests for similar purposes. Tenneco also believes EBITDA including noncontrolling interests assists investors in comparing a company's performance on a consistent basis without regard to depreciation and amortization, which can vary significantly depending upon many factors. However, the EBITDA including noncontrolling interests measure presented may not always be comparable to similarly titled measures reported by other companies due to differences in the components of the calculation.

(4) Adjusted EBITDA including noncontrolling interests is presented in order to reflect the results in a manner that allows a better understanding of operational activities separate from the financial impact of decisions made for the long term benefit of the company and other items impacting comparability between the periods. Similar adjustments to EBITDA including noncontrolling interests have been recorded in earlier periods, and similar types of adjustments can reasonably be expected to be recorded in future periods. The company believes investors find the non-GAAP information helpful in understanding the ongoing performance of operations separate from items that may have a disproportionate positive or negative impact on the company's financial results in any particular period.

(5) Tenneco presents the above reconciliation of the ratio of debt net of cash to LTM adjusted EBITDA including noncontrolling interests to show trends that investors may find useful in understanding the company's ability to service its debt. For purposes of this calculation, LTM adjusted EBITDA including noncontrolling interests is used as an indicator of the company's performance and debt net of cash is presented as an indicator of the company's credit position and progress toward reducing the company's financial leverage. This reconciliation is provided as supplemental information and not intended to replace the company's existing covenant ratios or any other financial measures that investors may find useful in describing the company's financial position. See notes (2), (3) and (4) for a description of the limitations of using debt net of cash, EBITDA including noncontrolling interests and adjusted EBITDA including noncontrolling interests.

(6) Charge related to the bankruptcy of an aftermarket customer in Europe.

(7) Charges related to Pension derisking and postretirement medical true-up.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE TO NON-GAAP REVENUE MEASURES (2)
Unaudited
(Millions)
	Q1 2015
			Revenues
			Excluding
	Revenues	Currency	Currency

Original equipment light vehicle revenues	$1,466	$(117)	$1,583
Original equipment commercial truck, off-highway and other revenues	257	(22)	279
Aftermarket revenues	300	(21)	321
Net sales and operating revenues	$2,023	$(160)	$2,183

	Q1 2014
			Revenues
			Excluding
	Revenues	Currency	Currency

Original equipment light vehicle revenues	$1,508	$-	$1,508
Original equipment commercial truck, off-highway and other revenues	277	-	277
Aftermarket revenues	309	-	309
Net sales and operating revenues	$2,094	$-	$2,094

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect revenues separately from the effects of doing business in currencies other than the U.S. dollar. Tenneco believes investors find this information useful in understanding period to period comparisons in the company's revenues.

ATTACHMENT 2
TENNECO INC.
RECONCILIATION OF GAAP (1) REVENUE AND EARNINGS TO NON-GAAP REVENUE AND EARNINGS MEASURES (2)
Unaudited
(Millions except percents)

	Q1 2015
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$684	$457	$264	$1,405	$331	$230	$57	$618	$-	$2,023

Less: Substrate sales	240	164	60	464	-	-	-	-	-	464

Value-add revenues	$444	$293	$204	$941	$331	$230	$57	$618	$-	$1,559

EBIT	$54	$10	$27	$91	$35	$8	$10	$53	$(24)	$120

EBIT as a % of revenue	7.9%	2.2%	10.2%	6.5%	10.6%	3.5%	17.5%	8.6%		5.9%
EBIT as a % of value-add revenue	12.2%	3.4%	13.2%	9.7%	10.6%	3.5%	17.5%	8.6%		7.7%

Adjusted EBIT	$54	$11	$28	$93	$35	$11	$10	$56	$(24)	$125

Adjusted EBIT as a % of revenue	7.9%	2.4%	10.6%	6.6%	10.6%	4.8%	17.5%	9.1%		6.2%
Adjusted EBIT as a % of value-add revenue	12.2%	3.8%	13.7%	9.9%	10.6%	4.8%	17.5%	9.1%		8.0%

	Q1 2014
	Clean Air Division				Ride Performance Division
	North	Europe,	Asia		North	Europe,	Asia
	America	SA & India	Pacific	Total	America	SA & India	Pacific	Total	Other	Total
Net sales and operating revenues	$698	$506	$240	$1,444	$335	$263	$52	$650	$-	$2,094

Less: Substrate sales	264	172	48	484	-	-	-	-	-	484

Value-add revenues	$434	$334	$192	$960	$335	$263	$52	$650	$-	$1,610

EBIT	$56	$9	$20	$85	$30	$16	$7	$53	$(25)	$113

EBIT as a % of revenue	8.0%	1.8%	8.3%	5.9%	9.0%	6.1%	13.5%	8.2%		5.4%
EBIT as a % of value-add revenue	12.9%	2.7%	10.4%	8.9%	9.0%	6.1%	13.5%	8.2%		7.0%

Adjusted EBIT	$56	$17	$20	$93	$30	$18	$7	$55	$(25)	$123

Adjusted EBIT as a % of revenue	8.0%	3.4%	8.3%	6.4%	9.0%	6.8%	13.5%	8.5%		5.9%
Adjusted EBIT as a % of value-add revenue	12.9%	5.1%	10.4%	9.7%	9.0%	6.8%	13.5%	8.5%		7.6%

(1) Generally Accepted Accounting Principles

(2) Tenneco presents the above reconciliation of revenues in order to reflect EBIT as a percent of both total revenues and value-add revenues. Substrate sales include precious metals pricing, which may be volatile. Substrate sales occur when, at the direction of its OE customers, Tenneco purchases catalytic converters or components thereof from suppliers, uses them in its manufacturing processes and sells them as part of the completed system. While Tenneco original equipment customers assume the risk of this volatility, it impacts reported revenue. Excluding substrate sales removes this impact. Further, presenting EBIT as a percent of value-add revenue assists investors in evaluating the company's operational performance without the impact of such substrate sales.

CONTACT:
Tenneco
Investor Inquiries
Linae Golla, 847 482-5162
lgolla@tenneco.com
or
Media Inquiries
Bill Dawson, 847 482-5807
bdawson@tenneco.com